Exhibit 10.4

HANGER ORTHOPEDIC GROUP, INC.

Restricted Stock Agreement for Employees

THIS AGREEMENT is made by and between HANGER ORTHOPEDIC GROUP, INC., a Delaware corporation (the “Company”), and the employee (“Employee”) identified on the Company’s on-line electronic list of persons to whom a grant of restricted stock has been made by the Company.

W I T N E S S E T H:

WHEREAS, the Company desires to award to the Employee restricted shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), under the Company’s 2010 Omnibus Incentive Plan (the “Plan”) in consideration for the Employee’s service to the Company and its Affiliates.

NOW, THEREFORE, the parties hereto, intending to be legally bound, do agree as follows:

1.             Award of Restricted Stock.  Subject to the terms and conditions of this Agreement and the Plan, the Employee is granted the number of shares of Common Stock as set forth on the Company’s on-line electronic list as being granted to the Employee (hereinafter such shares are referred to as the “Restricted Stock”) as shown on the Company’s on-line electronic list as being the date of grant to the Employee (the “Grant Date”).

2.             Value of Restricted Stock.  The initial value of each share of the Restricted Stock shall be equal to the closing sale price per share of the Common Stock on the New York Stock Exchange on the date preceding the Grant Date of the Restricted Stock.

3.             Restricted Stock Non-Assignable and Non-Transferable.  Each share of Restricted Stock and all rights under this Agreement shall be non-assignable and non-transferable other than by will or the laws of descent and distribution in accordance with the Plan and may not be sold, pledged, hypothecated, assigned or transferred, except only as to such shares of Restricted Stock, if any, which have vested pursuant to the terms of the Plan and this Agreement.  The foregoing prohibition against transfer or assignment, together with the obligation to forfeit the Restricted Stock upon (i) termination of service with the Company and/or its Affiliates as set forth in Section 4 of this Agreement and/or (ii) a breach by Employee of the confidentiality provisions as set forth in Section 9 of this Agreement, are herein collectively referred to as the “Forfeiture Restrictions.”  The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of the Restricted Stock.

4.             Termination of Employment.  In the event the Employee, while employed  with the Company or its Affiliates, becomes totally and permanently disabled (within the meaning of Code Section 409A) or dies, each of the then unvested shares of Restricted Stock will immediately vest in full as of the date of such total and permanent disability or death.  In the event of termination of the employment of the Employee with the Company or its Affiliates for “Cause” as defined below or in the event of the termination of employment by the Employee, any then unvested shares of Restricted Stock shall be forfeited and cancelled as of the date of such termination of employment.  In the event of the termination of the employment of the Employee with the Company or its subsidiaries other than by reason of total and permanent disability or death, termination for Cause, or termination of employment by the Employee, any then unvested shares of Restricted Stock shall be forfeited and cancelled as of the date which is ninety (90) days after such date of termination of service unless such unvested shares of Restricted Stock vest on or before that date which is ninety (90) days after such termination of service.  For purposes of this Agreement, the term “Cause” shall mean (i) the repeated failure or refusal of Employee to follow the lawful directives of the Company or an Affiliate (except due to sickness, injury or disabilities), (ii) gross inattention to duty or any other willful, reckless or grossly negligent act (or omission to act) by Employee, which, in the good faith judgment of the Company, could result in a material injury to the Company or an Affiliate, including but not limited to the repeated failure to follow the policies and procedures of the Company or an Affiliate, (iii) the commission by the Employee of a felony or other crime involving moral turpitude or the commission by the Employee of an act of financial dishonesty against the Company or an Affiliate.

5.             Vesting of Restricted Stock.  Subject to Section 4, the shares of Restricted Stock are subject to vesting at the rate of twenty-five percent (25%) of the shares of Restricted Stock on each of the first four anniversaries of the Grant Date, provided that the Employee has been continuously employed by the Company and/or its Affiliates from the Grant Date through each such anniversary of the Grant Date.

6.             Certificate.  A certificate evidencing the Restricted Stock that has vested shall be issued by the Company in the name of the Employee as soon as practicable (but not more than thirty (30) days) following vesting.

7.             Limitation of Rights.

(a)  No Right to Continue as an Employee.  Neither the Plan nor the grant of the Restricted Stock shall constitute or be evidence of any agreement or understanding, express or implied, that the Employee has a right to continue as an employee of the Company or any of its subsidiaries for any period of time, or at any particular rate of compensation.

(b)  No Stockholder’s Rights as to Restricted Stock.  The Employee shall have no rights as a stockholder with respect to unvested shares of Restricted Stock granted hereunder until the date such shares become vested in the Employee and are issued to the Employee, and no adjustment will be made for any dividends or other rights for which the record date is prior to the date of the vesting of such shares of Restricted Stock.   Until the Forfeiture Restrictions on the Restricted Stock lapse, the Restricted Stock shall be administered by the Company as restricted stock units.

8.             Incorporation by Reference.  The terms of the Plan to the extent not stated herein are expressly incorporated herein by reference and in the event of any conflict between this Agreement and the Plan, the terms of the Plan shall govern, control and supercede over the provisions of this Agreement.

9.             Confidentiality.  The Employee acknowledges that the information, observations, data and trade secrets (collectively, “Confidential Information”) obtained or created by him or her during the course of his or her employment with the Company or its Affiliates concerning the business or affairs of the Company or any of its Subsidiaries or Affiliates are the property of the Company.  For purposes of this Agreement, “trade secret” means any method, program or compilation of information which is used in the business of the Company or any of its Subsidiaries or Affiliates, including but not limited to:  (a) techniques, plans and materials used by the Company or any of its Subsidiaries or Affiliates, (b) marketing methods and strategies employed by the Company or any of its Subsidiaries or Affiliates, and (c) all lists of past, present or prospective patients, customers, suppliers and referral sources of the Company or any of its Subsidiaries or Affiliates.  The Employee agrees that he or she will not disclose to any unauthorized person or entity nor use for his or her own account any of such Confidential Information without the prior written consent of the Chairman or President of the Company, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of the Employee’s acts or omissions to act or become known to the Employee lawfully outside the scope of his or her employment with the Company or its Affiliates.  The Employee agrees to deliver to the Company at the termination of his or her employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Company or any of its Subsidiaries or Affiliates which the Employee may then possess or have under his or her control.

All of the terms and conditions of this Agreement are hereby confirmed, ratified, approved and accepted by the Company and by the Employee, who has accepted this Agreement and its terms pursuant to Employee’s electronic submission of Employee’s confirmation of this Agreement in accordance with the instructions contained on the on-line website maintained for the benefit of the Company for grants of restricted stock by the Company.